Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

PBF LOGISTICS LP

PBF LOGISTICS FINANCE CORPORATION

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS ON FOLLOWING PAGE

(Exact name of obligor as specified in its charter and the Registrant Guarantors identified in the Table of Additional Registrant Guarantors below)

Delaware	35-2470286
Delaware	36-4808863
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Sylvan Way, Second Floor
Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip code)

6.875% Senior Notes due 2023

(Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Delaware City Logistics Company LLC	Delaware	61-1758623
Delaware City Terminaling Company LLC	Delaware	37-1719133
Delaware Pipeline Company LLC	Delaware	27-2198577
PBF Energy Company LLC	Delaware	61-1622166
Toledo Terminaling Company LLC	Delaware	37-1769303

(1)	The address for each Registrant Guarantor is One Sylvan Way, Second Floor, Parsippany, New Jersey 07054 and the telephone number for each registrant is (973) 455-7500.

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

	Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333- 201810.

	Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 2nd day of September 2015.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

EXHIBIT 7

Federal Financial Institutions Examination Council
Board of Governors of the Federal Reserve System OMB Number 7100-0036
Federal Deposit Insurance Corporation
OMB Number 3064-0052
Office of the Comptroller of the Currency
OMB Number 1557-0081
Approval expires March 31, 2018

Consolidated Reports of Condition and Income for
a Bank with Domestic and Foreign Offices—FFIEC 031
Report at the close of business June 30, 2015
20150630
(RCON 9999)
This report is required by law: 12 U.S.C. § 324 (State member Unless the context indicates otherwise, the term “bank” in this banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 report form refers to both banks and savings associations.
(National banks); and 12 U.S.C. §1464 (Savings associations).
This report form is to be filed by banks with branches and con- solidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor- responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief.
accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financia We, the undersigned directors (trustees), attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations.
of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory
I, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct. that the Reports of Condition and Income (including the supporting
Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) Date of Signature Director (Trustee)
Submission of Reports
Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports Report) data by either:
of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener-
(a) Using computer software to prepare its Call Report and then ated version of this page) to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files.
Repository (CDR), an Internet-based system for data collec-
tion (https://cdr.ffiec.gov/cdr/), or
The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The soft- Call Report item and the reported amount. ware vendor or other party then must electronically submit the bank’s data file to the CDR.
DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)
For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at
City (RSSD 9130)
FDIC Certificate Number 623 NY 10005
(RSSD 9050) State Abbreviation (RSSD 9200) ZIP Code (RSSD 9220)
The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the
Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.
06/2015
Report generated on 30-Jul-2015 11:08:59

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2015
FFIEC 031 Page 16 of 84 RC-1 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet Assets Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) . . 0081 186,000 1.a. b. Interest-bearing balances (2) 0071 14,635,000 1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) 1754 0 2.a. b. Available-for-sale securities (from Schedule RC-B, column D) . 1773 0 2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices RCON B987 0 3.a. b. Securities purchased under agreements to resell (3) . RCFD B989 21,603,000 3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
RCFD
a. Loans and leases held for sale . 5369 0 4.a. b. Loans and leases, net of unearned income B528 17,574,000 4.b. c. LESS: Allowance for loan and lease losses 3123 22,000 4.c. d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) B529 17,552,000 4.d.
5. Trading assets (from Schedule RC-D) . 3545
16,000 5.
6. Premises and fixed assets (including capitalized leases) 2145
17,000 6.
7. Other real estate owned (from Schedule RC-M)
2150
0 7.
8. Investments in unconsolidated subsidiaries and associated companies 2130
0 8.
9. Direct and indirect investments in real estate ventures. 3656
0 9.
10. Intangible assets:
a. Goodwill . 3163
0 10.a. b. Other intangible assets (from Schedule RC-M) 0426
38,000 10.b.
11. Other assets (from Schedule RC-F) 2160
641,000 11.
12. Total assets (sum of items 1 through 11)
2170
54,688,000 12.
Liabilities
13. Deposits:
RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I) 2200
42,683,000 13.a.
(1) Noninterest-bearing (4) RCON 6631
26,720,000
13.a.(1) (2) Interest-bearing RCON 6636
15,963,000
13.a.(2)
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
RCFN
(from Schedule RC-E, Part II) 2200
0 13.b.
(1) Noninterest-bearing RCFN 6631
0
13.b.(1) (2) Interest-bearing RCFN 6636
0
13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices (5) . RCON B993
1,241,000 14.a. b. Securities sold under agreements to repurchase (6) RCFD B995
0 14.b.
15. Trading liabilities (from Schedule RC-D) . RCFD 3548
24,000 15.
16. Other borrowed money (includes mortgage indebtedness and obligations under
RCFD
capitalized leases) (from Schedule RC-M) 3190
7,000 16.
17. and 18. Not applicable
1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
4. Includes noninterest-bearing demand, time, and savings deposits.
5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
6. Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
06/2015
Report generated on 30-Jul-2015 11:08:59

Schedule RC—Continued
FFIEC 031

RC-2
Liabilities—Continued
Dollar Amounts in Thousands
19. Subordinated notes and debentures (1) .
20. Other liabilities (from Schedule RC-G) .
21. Total liabilities (sum of items 13 through 20)
22. Not applicable
19.
20.
21.
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus
24. Common stock .
25. Surplus (exclude all surplus related to preferred stock) .
26. a. Retained earnings . b. Accumulated other comprehensive income (2) . c. Other equity capital components (3)
27. a. Total bank equity capital (sum of items 23 through 26.c)
b. Noncontrolling (minority) interests in consolidated subsidiaries .
28. Total equity capital (sum of items 27.a and 27.b) .
29. Total liabilities and equity capital (sum of items 21 and 28) .
23.
24.
25.
26.a.
26.b.
26.c.
27.a.
27.b.
28.
29.
RCFD Tril | Bil | Mil | Thou
3200 0
2930 1,919,000
2948 45,874,000
RCFD Number
6724 NA
3838 0
3230 2,127,000
3839 596,000
3632 6,093,000
B530 (2,000)
A130 0
3210 8,814,000
3000 0
G105 8,814,000
3300 54,688,000
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014.
M.1.
1 = Independent audit of the bank conducted in accordance with
4 = Directors’ examination of the bank conducted in accordance generally accepted auditing standards by a certified public with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank accounting firm (may be required by state-chartering authority)
2 = Independent audit of the bank’s parent holding company conducted 5 = Directors’ examination of the bank performed by other external in accordance with generally accepted auditing standards by a auditors (may be required by state-chartering authority) certified public accounting firm which submits a report on the
6 = Review of the bank’s financial statements by external auditors consolidated holding company (but not on the bank separately)
7 = Compilation of the bank’s financial statements by external
3 = Attestation on bank management’s assertion on the effectiveness auditors
of the bank’s internal control over financial reporting by a certified 8 = Other audit procedures (excluding tax preparation work)
public accounting firm
9 = No external audit work
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date .
M.2.
RCON MM/DD
8678 NA
1. Includes limited-life preferred stock and related surplus.
2. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
3. Includes treasury stock and unearned Employee Stock Ownership Plan shares.
03/2015
Report generated on 30-Jul-2015 11:08:59